UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/05/2006

Analytical Surveys, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13111

CO	84-0846389
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

9725 Datapoint Drive
Suite 300B
San Antonio, TX 78229
(Address of principal executive offices, including zip code)

210-657-1500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

The Company issued a two-year $2 million note that earns interest at 14%, payable semi-annually. The lenders received Class E Warrants to purchase 2,107,926 shares of the Company's Common Stock at $1.186, which was the fair market value of the Common Stock on the date of closing. The warrants have a five-year term and are exercisable after six months from the date of closing. Net proceeds after expenses totaled approximately $1.765 million. If shareholder approval is not obtained, the holders may accelerate the maturity of the Note to four months after the Closing Date and call for its repayment on 30 days notice. Proceeds will be used to fund the Company's Energy Division, including the development of its recent purchase of an 80-net-mineral-acre interest under a 640-acre drilling and spacing unit located in Oklahoma. A substantial portion of the proceeds will be reserved for drilling and completion of this interest.

Item 3.02.    Unregistered Sales of Equity Securities

The Company issued a $2 million note for which shareholders will be asked to approve a provision that will make the note convertible at $0.95, which is a 20% discount to the fair market value of ASI's Common Stock on the date of closing. Shareholders also will be asked to approve the grant of 1,053,963 five-year Class C Warrants exercisable after six months from the date of closing at $1.21, which is 102% of the fair market value of the Company's Common Stock on the date of closing, and a grant of 2,107,926 five-year Class D Warrants exercisable after six months from the date of closing at $1.36, which is 115% of the fair market value of ASI's Common Stock on the date of closing. The Note and the Warrants will carry typical anti-dilution provisions that provide for additional issuance of shares if the Company issues additional Common Stock at a price lower than the conversion or exercise prices. Additional warrants equal to 8% of each of the Class C, D and E warrants, or a total of 421,585 warrants, were issued to the placement agent.

Item 8.01.    Other Events

The Company issued a press release announcing the issuance of a $ 2 million financing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc.

Date: June 02, 2006	By:	/s/ Lori Jones
Lori Jones
CEO

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated June 2, 2006
EX-1.1	Subscription Agreement dated May 31, 2006
EX-1.2	Form of Note dated May 31, 2006
EX-1.3	Security Agreement dated May 31, 2006
EX-1.4	Guaranty dated May 31, 2006
EX-3.1	Form of Class C Warrant dated May 31, 2006
EX-3.2	Form of Class D Warrant dated May 31, 2006
EX-3.3	Form of Class E Warrant dated May 31, 2006